Calculation of Filing Fee Tables
S-3
Western Midstream Partners, LP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Units	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Units	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	The Common Units and Preferred Units will be issued by Western Midstream Partners, LP. The Debt Securities will be issued by Western Midstream Operating, LP. Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of all applicable registration fees. Any registration fees will be paid on a pay-as-you-go basis. The securities registered hereunder include such indeterminate number of each identified class as may be sold from time to time by the registrants at indeterminate prices. There are also being registered hereunder an indeterminate number of each identified class of securities as shall be issuable upon conversion, exchange, or exercise of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrants' securities that may be offered or issued by reason of any stock splits, stock dividend, or similar transaction or pursuant to anti-dilution provisions of any of the securities.

[2]	See fee note 1.

[3]	See fee note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date